Exhibit 99.2

Mid-States Aluminum Corp.

Interim Financial Statements

Six months Ended June 30, 2023

Mid-States Aluminum Corp.

Condensed Balance Sheet

(in thousands)

(unaudited)

June 30,
2023
ASSETS
Cash	$324
Accounts receivable - Net	7,381
Inventories - Net	8,847
Prepaid expenses and other	133
Total current assets	16,685
Property, plant and equipment - Net	19,970
Right-of-use assets - Finance	144
Other	167
Total assets	$36,966
LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable - Bank and other	$697
Lease liabilities - Finance	36
Accounts payable	2,267
Customer deposits	204
Accrued expenses and other liabilities	3,035
Total current liabilities	6,239
Notes payable - Bank and other, less current portion	7,058
Lease liabilities - Finance, less current maturities	115
Total liabilities	13,412
Total stockholders’ equity	23,554
Total	$36,966

The accompanying notes are an integral part of these Condensed Financial Statements.

Mid-States Aluminum Corp.

Condensed Statement of Income

(in thousands)

(unaudited)

Six Months Ended
June 30,
2023
Net sales	$32,989
Cost of sales	26,048
Gross profit	6,941
Selling, general, and administrative expenses	5,545
Income from operations	1,396
Interest income	59
Interest expense	(69)
Loss on disposal of property, plant, and equipment	(106)
Rental income	30
Net income	$1,310

The accompanying notes are an integral part of these Condensed Financial Statements.

Mid-States Aluminum Corp.

Condensed Statement of Cash Flows

(in thousands)

(unaudited)

Six Months Ended
June 30,
2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,310
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for depreciation and amortization	1,654
Amortized interest expense	3
Loss on disposal of property, plant, and equipment	106
Changes in operating assets and liabilities:
Accounts receivable	903
Inventories	(927)
Prepaid expenses and other	90
Other assets	(58)
Accounts payable	(895)
Customer deposits	80
Accrued expenses and other liabilities	(124)
Net cash provided by operating activities	2,142
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(372)
Collections on notes receivable	136
Net cash used in investing activities	(236)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on finance leases	(17)
Principal payments on long-term notes payable - Bank and other	(294)
Distributions to stockholders	(11,851)
Net cash provided by financing activities	(12,162)
Net decrease in cash	(10,256)
Cash at beginning of period	10,580
Cash at end of period	$324

The accompanying notes are an integral part of these Condensed Financial Statements.

Mid-States Aluminum Corp.

Condensed Statement of Stockholders’ Equity

(in thousands, except share amounts)

(unaudited)

	Stockholders' Equity
	Common	Retained	Stockholders'
	Stock (1)	Earnings	Equity
Balance at December 31, 2022	$2,006	$28,739	$30,745
Net income	—	1,310	1,310
Distributions	—	(8,501)	(8,501)
Balance at June 30, 2023	$2,006	$21,548	$23,554
(1)	Common stock – No par value, 2,500 shares authorized, 1,240 shares issued and outstanding.

The accompanying notes are an integral part of these Condensed Financial Statements.

Mid-States Aluminum Corp.

Notes to the Unaudited Condensed Financial Statements

(in thousands except share amounts, years and ratios)

(unaudited)

Note 1. Basis of presentation

The interim unaudited condensed financial statements of Mid-States Aluminum Corp. (MSA, the Company, we, our, us or similar terms) presented here have been prepared in accordance with the accounting principles generally accepted in the United States of America (GAAP). They reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations and financial position for the interim unaudited period presented.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. These interim unaudited Condensed Financial Statements should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2022, included in the Current Form 8-K/A as Exhibit 99.1. A summary of the Company’s significant accounting policies is included in the Company’s 2022 financial statements in Exhibit 99.1 in the Current Form 8-K/A. The Company followed these policies in preparation of the interim unaudited Condensed Financial Statements except for new accounting pronouncements adopted as described below.

Nature of Operations

MSA custom manufactures extruded, fabricated, and anodized aluminum products.

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016 13, Measurement of Credit Losses on Financial Instruments, which establishes Accounting Standards Codification (ASC) 326, Financial Instruments – Credit Losses. The ASU revises the measurement of credit losses for financial assets measured at amortized cost from an incurred loss methodology to an expected loss methodology. The ASU affects trade receivables, debt securities, net investment in leases, and most other financial assets that represent a right to receive cash for interim and annual periods beginning after December 15, 2022. The Company adopted the new standard as of January 1, 2023. As our customer base is principally made of blue-chip OEMs with high credit ratings and our trade receivables are due within one year or less, the adoption of this standard did not have a material impact on our financial statements.

Note 2. Inventories

Inventories consisted of the following at June 30, 2023:

At current costs:
Raw materials	$4,421
Work in process	2,015
Finished goods	2,525
Scrap	36
Totals at current cost	8,997
Less: Allowance for obsolete inventory and lower of cost or net realizable value	150
Totals	$8,847

Note 3. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following at June 30, 2023:

Land	$118
Land improvements	1,453
Buildings	16,508
Machinery and equipment	39,004
Vehicles	254
Furniture and office equipment	2,091
Totals	59,428
Less accumulated depreciation	39,601
Net depreciated value	19,827
Construction in progress	143
Total property, plant and equipment	$19,970

Depreciation expense on property, plant, and equipment was $1,632 for the six months ended June 30, 2023. Amortization expense on finance leases was $22 for the six months ended June 30, 2023.

Note 4. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at June 30, 2023:

Compensation and related taxes	$1,902
Health insurance	554
Real estate taxes	161
Interest	56
Commissions	98
Other	264
Totals	3,035

Note 5. Line of Credit

The Company has a $4,000 line of credit available with a bank. No advances were outstanding as of June 30, 2023. The line of credit bears interest at the one-month Secured Overnight Financing Rate (SOFR) plus 2.04% with a floor of 3.25% (7.09% at June 30, 2023). The line of credit in is supported by a loan agreement that provides, among other matters, certain restrictive covenants, including a minimum net worth.

Note 6. Long-Term Notes Payable – Bank and Other

Long-term notes payable – bank and other consisted of the following at June 30, 2023:

Fond du Lac County (1)	$2,875
Small Business Administration (2)	5,009
Totals	7,884
Less: Unamortized debt issuance costs	129
Less: Current maturities	697
Long-term portion	$7,058
(1)	Fond du Lac County and the Fond du Lac Economic Development Corporation term note, secured by a security agreement, payable in annual installments of $500 plus interest at 2.00%, due in full in December 2028.
(2)	Small Business Administration (SBA) loan, secured by specific equipment and an unlimited guarantee by two stockholders of the Company, payable in monthly installments of $27, including interest at 1.17%, due in full in September 2045.

Required payments of principal on long-term notes payable – bank and other at June 30, 2023, including current maturities, are summarized as follows:

2023	$606
2024	713
2025	718
2026	702
2027	705
Thereafter	4,440
Totals	$7,884

Note 7. Leases

Lessee

The Company leases include leases for office equipment and a vehicle. The office equipment lease entered into includes an option to renew by unlimited one-month increments. The vehicle lease contains no renewal option language. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the ROU asset and lease liability when the exercise is reasonably certain to occur. The Company is not reasonably certain to exercise renewal options on the office equipment.

The depreciable life of assets are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus variable payments. The Company’s leases require it to make variable payments for additional maintenance and mileage charges. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred.

Components of lease expense were as follows for the six months ended June 30, 2023:

Finance lease cost:
Amortization of ROU assets	$18
Interest on lease liabilities	4
Variable lease cost	2
Total lease cost	$24

Other information is as follows for the six months ended June 30, 2023:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$22
Financing cash flows from finance leases	(17)

Weighted-average remaining lease term - Finance leases	3.92 years
Weighted-average discount rate - Finance leases	4.42%

Maturities of lease liabilities is as follows for the six months ended June 30, 2023:

2023	$21
2024	42
2025	42
2026	42
2027	17
Total lease payments	164
Less imputed interest	13
Total	$151

Lessor

In March 2022, the Company purchased a building and is leasing the building to a third party tenant under a noncancelable operating lease agreement. Payments on the lease are $8 per month through June 2023. The lease requires the lessee to make variable payments for the lessee’s proportionate share of property taxes, insurance, and utilities. Rental income was $30 for the six months ended June 30, 2023. The lease agreement was not renewed with the third party tenant moving out of the building at the end of June 2023.

Note 8. Retirement Plan

The Company maintains a defined contribution 401(k) plan that covers substantially all employees. At discretion of the Board of Directors, the Company may elect to make annual matching and profit sharing contributions. For 2023, the Company matched 40% of employee contributions, subject to certain Internal Revenue Service limitations. The discretionary matching contributions to the plan were approximately $235 for the six months ended June 30, 2023. The Company did not make any discretionary profit sharing contributions in 2023.

Note 9. Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns their proportionate share of the Company’s taxable income or loss and tax credits. The Company is committed to distribute funds sufficient to reimburse the stockholders for income taxes resulting from reporting the Company’s taxable income on their personal tax returns.

The federal and state income tax returns remain open to examination by taxing authorities through their statutory periods.

Note 10. Self-Insured Health Insurance

The Company has a self-funded health care plan which provides medical benefits to eligible employees and their dependents. The health care costs are expensed as incurred. The health care expense is based upon actual claims paid, premiums, reinsurance premiums, and administration fees, and estimated unpaid claims at June 30, 2023. The Company buys reinsurance to cover catastrophic individual claims over $100.

Health care expense was approximately $1,156 for the six months ended June 30, 2023. A liability has been recorded for claims outstanding in the amount of $554 at June 30, 2023. Management believes this liability is sufficient to cover estimated claims, including claims incurred but not yet reported.

Note 11. Stock Restriction Agreement

The Company has entered into agreements with two of its minority stockholders to purchase all of their respective shares of common stock upon their deaths. The agreement also provides for the right of first refusal by the Company, then its other stockholders, in the event of a sale of the respective shares of common stock by either minority stockholder.

Note 12. Revenue Recognition

The Company’s contract revenues are primarily generated from the sale of extruded, fabricated, and anodized aluminum products. The Company’s contracts have one performance obligation, which is providing customers with the goods ordered. The Company recognizes revenue for financial reporting purposes at a point in time when the obligations under the terms of the contract with the customer are satisfied and the control is transferred to the customer. Control transfers to the customer at the time of shipment as all contracts are free on board shipping point.

When the Company enters into contracts with its customers, it generally expects there to be no significant timing difference between the date the performance obligation is satisfied and the date cash consideration is received. Accordingly, there is no financing component to the Company’s arrangement with customers.

Contract liabilities include customer deposits. Some customers are required under the terms of the contract to prepay a specified amount of the total contract price. The Company records the customer deposit as a contract liability at inception. When transfer of control of the related product occurs, the Company reclassifies the liability and recognizes the revenue on the deposit.

Opening and closing balances for accounts receivable and the contract liability arising from contracts with customers include:

June 30,
2023
Accounts receivable	$7,483
Contract liability - Customer deposits	$204

Note 13. Major Customers

As of June 30, 2023, the Company did not have any single customer account for more than 10% of its net sales. One customer accounted for 10.3% of accounts receivable, or approximately $760.

Note 14. Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at a financial institution. The balances, at times, may exceed federally insured limits.

Note 15. Contingencies

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

The Company received full forgiveness from the SBA on its Paycheck Protection Program loan in the amount of $3,300 in June 2021. The SBA has the right to review funding eligibility and usage of funds for compliance with the program requirements for up to six years from the date the forgiveness was granted. The amount of the liability, if any, from potential noncompliance cannot be determined with certainty; however, management believes that any review will not have a material adverse impact on the Company’s financial position.

Note 16. Cash Flow Disclosures

June 30,
2023
Supplemental cash flow information:
Cash paid during the year for interest	$35
Noncash investing and financing activities:
Property, plant, and equipment purchases included in A/P	$15

Note 17. Subsequent Events

The Company has evaluated subsequent events since June 30, 2023, the date of these financial statements. There were not material events or transactions discovered during this evaluation that requires recognition or disclosure in the financial statements.